Exhibit 99.1

Digital Power Corp Reports 2nd Quarter Results for 2017 and Restructuring Progress

Company Positions Business Units for Growth

FREMONT, Calif., Aug. 22, 2017 (GLOBE NEWSWIRE) -- Digital Power Corporation (NYSE AMERICAN:DPW) ("Digital Power" or the "Company"), a company seeking to increase revenues through acquisitions and organic growth, filed on Monday, August 21, 2017, after the close of market, its Form 10-Q report with the Securities and Exchange Commission (“SEC”). The Company is pleased to announce several highlights for the period ended June 30, 2017 from this report including the raising of $2.7M in new financing activities including $1M from its largest shareholder, enabling the Company to comply with its continuing listing standard as prescribed by the national securities exchange, NYSE American rules; the investment of $2.13M in its subsidiaries and business units to support their streamlining, growth and other operational efforts while the Company overall posted a small increase in gross revenue from the prior first quarter of 2017. The Company reported a loss of over $1.8M for the three months ended June 30, 2017, as anticipated, in fulfillment of its corporate repositioning initiatives and growth strategies. The loss was largely attributable to non-cash charges from stock-based compensation and non-cash interest expense from the amortization of debt discount and debt financing costs, for this report period. Although the quarter ended June 30, 2017 reflected a slight increase in revenue from the prior quarter, gross revenue for the same period last year remain down on both a 3-month and 6-month basis reflecting the Company’s commitment to release to markets it is serving a comprehensive new innovative product line which is targeted to provide more customer diversification and increasing market share. This new product release is currently at the regulatory and compliance stage and will be available for sale in the 4th quarter of 2017. The company is also committed to eliminating economic and operational inefficiencies and retooling its operations with any potential cost-savings delayed for subsequent periods. The Company also noted these results reflected its concentrated efforts towards acquisition of Microphase Corporation.

Amos Kohn, the Company’s President and Chief Executive Officer, stated, “The quarter ended June 30 had a large number of transactions ranging from new capital investment in our subsidiaries to the acquisition of a majority interest in Microphase Corporation on June 8, 2017, whose financials were not fully reflected in the June 30, 2017 quarter ended. We pursued our core strategies by engaging in various extensive financings, persisted in our effort to maintain the continuing listing requirement by the NYSE American, and began our efforts to acquire PowerPlus Technical Distributors which we recently signed in the third quarter of 2017. We started planning and executing on our corporate realignment and streamlining our production and other operations while launching new products.” Mr. Kohn continued, “In addition, the Company secured all contracts and supplier agreements to support the manufacturing of the Multiplexed Laser Surface Enhancement (“MLSE®”) technology as a result of the $50M purchase order we have received earlier this year from MTIX, Ltd. This was an important rebuilding quarter for the Company and the financial results reflect that commitment and effort which we believe will certainly have very positive results in the subsequent quarters of 2017.” The Company said its $65M backlog of orders is being reduced thus to be recognized as an increase in revenues during the next two quarters of 2017 and beyond.

DPW Executive Chairman, Milton “Todd” Ault, III said, "For a company whose stated strategy is aggressive top-line appreciation through organic growth and acquisitions, we performed well with acquisitions and had a small increase in gross revenues for the quarter ended June 30, 2017 while G & A continued to incur pressure from the previous quarter. We believe our history will prove that this 2nd quarter is the Company’s bottom and our last quarter of shrinking revenues. As we have previously announced, we have confidently forecasted that in the quarter ending September 30, 2017, the Company will achieve revenue growth over the immediate prior quarter of at least 50%.” Ault added, “The Company has accomplished its strategy with tremendous “foundation-building” overall, culminating in the formation of Coolisys Technologies as a dedicated, wholly-owned, “sector focused” innovative manufacturer. This milestone should deliver very positive results operationally as well as in gross and net revenues. The 3rd quarter of 2017 will hallmark our turnaround. We now have in place a sophisticated and lean executive team consisting of individuals with broad, diversified industry experience and a wide range of disciplines including legal, financial, marketing, sales, investing, and various engineering and technical backgrounds." Ault concluded, "Going forward, we can expect Q4 of 2017 to build on the momentum of Q3 as we begin to recognize revenues from the $50 million purchase order for manufacturing services from MTIX and from our recently completed and anticipated acquisitions. The first two MLSE® systems are in the process of being manufactured, and we cannot overstate our excitement and enthusiasm for the tremendous growth potential of this business."

As previously reported on August 4 and August 10, 2017, the Company expects to change its name, Digital Power Corporation, while retaining its stock symbol later this year.

The Company is committed to an acquisitions and organic growth strategy and anticipates to continue to raise additional capital in the foreseeable future to fuel the engine of growth necessary to accomplish the Company’s goals and strategy.

About Digital Power

Headquartered in Fremont, CA, Digital Power Corporation designs, manufactures and sells high-grade customized and off-the-shelf power system solutions. Our products are used in the most demanding communications, industrial, medical and military applications where customers demand high density, high efficiency and ruggedized power solutions. The Company’s wholly owned subsidiary, Coolisys Technologies, Inc. a technology focused developer and manufacturer that services the defense, aerospace, medical and industrial sectors, has 2 subsidiaries. Digital Power Limited is based in Salisbury, UK is wholly-owned. Microphase Corporation, is a majority owned subsidiary, with its headquarters in Shelton, CT (203) 866-8000. Website: www.microphase.com. Digital Power's headquarters is located at 48430 Lakeview Blvd., Fremont, California, 94538; 1-877-634-0982. Website: www.digipwr.com.

For Investor Relations inquiries: IR@digipwr.com or 1-888-753-2235.

Forward-Looking Statements

The foregoing release contains “forward looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s current expectations regarding revenues for the remaining 2017 and thereafter from contracts and operations on a consolidated basis,  that the Company will be able to complete a complete  the acquisition of Power-Plus, that it will be able to meet its production for the MTIX product   and develop a new line of accepted products and services targeting the specialized marketplace. The Company cautions readers that such “forward looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward- looking statements. The Company disclaims any current intention to update its “forward looking statements,” and the estimates and assumptions within them, at any time or for any reason. More information about potential risk factors that could affect the Company’s business and financial results are included in the Company’s most recent filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available on the Company’s website at www.digipwr.com.